As filed with the Securities and Exchange Commission on April 24, 2019

Registration No. 33-22581
Registration No. 33-36303
Registration No. 33-63554
Registration No. 333-136289
Registration No. 333-140949
Registration No. 333-168592
Registration No. 333-211320

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Post-Effective Amendment No. 3 to Registration Statement on Form S-8 (No. 33-22581)
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-36303)
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-63554)
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-136289)
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-140949)
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-168592)
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-211320)

UNDER
THE SECURITIES ACT OF 1933
USG Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 550 West Adams Street Chicago, Illinois (Address of Principal Executive Offices)	36-3329400 (I.R.S. Employer Identification No.) 60661-3676 (Zip Code)
USG Corporation Investment Plan
USG Corporation Deferred Compensation Plan
USG Corporation Long-Term Incentive Plan, as amended
USG Corporation 2016 Long-Term Incentive Plan
(Full title of the plan)

Mary A. Martin
Senior Vice President, General Counsel and Secretary
550 West Adams Street
Chicago, Illinois 60661-3676
(Name and address of agent for service)

(312) 436-4000
(Telephone number, including area code, of agent for service)

Copies to:
Timothy J. Melton
Jones Day
150 West Jefferson Avenue
Detroit, Michigan 48226-4438
(313) 733-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Deregistration of Securities
USG Corporation, a Delaware corporation (“USG”), is filing with the U.S. Securities and Exchange Commission (the “SEC”) these Post-Effective Amendments (the “Post-Effective Amendments”) in connection with the following Registration Statements on Form S-8 (each a “Registration Statement” and collectively, the “Registration Statements”) filed with the SEC:

•	Registration Statement No. 33-22581, filed on July 7, 1989, as amended, relating to the USG Corporation Investment Plan (the “Investment Plan”);

•	Registration Statement No. 33-36303, filed on August 17, 1990, relating to the Investment Plan;

•	Registration Statement No. 33-63554, filed on May 28, 1993, relating to the Investment Plan;

•	Registration Statement No. 333-136289, filed on August 4, 2006, relating to the USG Corporation Long‑Term Incentive Plan, as amended;

•	Registration Statement No. 333-140949, filed on February 28, 2007, relating to the USG Corporation Deferred Compensation Plan;

•	Registration Statement No. 333-168592, filed on August 6, 2010, relating to the USG Corporation Long‑Term Incentive Plan, as amended; and

•	Registration Statement No. 333-211320, filed on May 12, 2016, relating to the USG Corporation 2016 Long‑Term Incentive Plan.
On April 24, 2019, pursuant to that certain Agreement and Plan of Merger, dated as of June 10, 2018, by and among USG, Gebr. Knauf KG, a limited partnership (Kommanditgesellschaft) organized under the laws of Germany (“Knauf”), and World Cup Acquisition Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Knauf (“Merger Sub”), Merger Sub merged with and into USG (the “Merger”), with USG surviving the Merger as an indirect, wholly-owned subsidiary of Knauf.
In connection with completion of the Merger, USG has terminated all offerings of USG’s securities pursuant to the Registration Statements. In accordance with the undertakings made by USG in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities registered pursuant to the Registration Statements for issuance that remain unissued at the termination of the offerings, USG hereby removes from registration any and all of the securities of USG registered under the Registration Statements that remain unissued as of the date of these Post-Effective Amendments, and hereby terminates the effectiveness of the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 24th day of April, 2019.

USG CORPORATION
By:	/s/ Mary A. Martin
	Name:	Mary A. Martin
	Title:	Senior Vice President, General Counsel and Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.